Exhibit 99.1

NEWS RELEASE

Global Power 400 E Las Colinas Blvd., Suite 400, Irving, TX 75039

IMMEDIATE RELEASE

Global Power Equipment Group Announces Transfer of its Common

Stock Listing to the New York Stock Exchange

IRVING, Texas, July 2, 2014 – Global Power Equipment Group Inc. (NASDAQ: GLPW) (“Global Power”) announced that it will transfer the listing of its common shares to the New York Stock Exchange (“NYSE”) from the NASDAQ Stock Market LLC (“NASDAQ”). The Company expects its shares to begin trading on the NYSE on or about July 15, 2014, under its current ticker symbol (GLPW). Until that time, trading of Global Power’s common shares will continue on the NASDAQ.

Luis Manuel Ramírez, President and Chief Executive Officer of Global Power, commented, “Listing Global Power’s shares on the NYSE represents an important milestone. We believe this will further raise the profile of our Company and strengthen the value of the Global Power brand. It reflects the changes we have made in our organization to expand our opportunities for growth and increase value for our shareholders.”

“We welcome Global Power Equipment Group to the NYSE family of listed companies and look forward to having a long-term partnership with them,” said Scott Cutler, Executive Vice President, Global Listings at NYSE. “GLPW will join other industrial companies that benefit from NYSE’s innovative and proven market model.”

To celebrate this transfer, representatives of Global Power will ring the NYSE Closing Bell on Tuesday, July 15, 2014. The ceremony will be available on the Company’s website at www.globalpower.com.

About Global Power

Texas-based Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries. It is comprised of three segments. Product Solutions includes two primary product categories: Auxiliary Products designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines while Electrical Solutions provides custom configured electrical houses and generator enclosures for the midstream oil & gas industry, the power generation market to include distributed and backup power as well as other industrial and commercial operations. Energy Services provides lifecycle maintenance, repair, construction and fabrication services for the industrial, chemical/petrochemical process, oil and gas and power generation industries. Nuclear Services provides on-site specialty support, outage management and maintenance services to domestic utilities’ nuclear power facilities. The Company routinely provides information at its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of that term set forth in the Private Securities Litigation Reform Act of 1995. These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our

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Global Power Equipment Group Announces Transfer of its Common Stock Listing to the New York Stock Exchange

July 2, 2014

reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, modification of preliminary 2014 outlook, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including the section of our Annual Report on Form 10-K filed with the SEC on March 17, 2014 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

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